As filed with the Securities and Exchange Commission on
                        September 12, 1997
                                Registration No. 333-
                                                     ------

--------------------------------------------------------------------------------
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549
                       --------------------

                             FORM S-3

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       IEC Electronics Corp.
             (Exact name of Registrant as specified in its charter)


            Delaware                             13-3458955
(State or other jurisdiction of      (IRS EmployerIdentification Number)
incorporation or organization)

                                105 Norton Street
                             Newark, New York 14513
                                 (315) 331-7742
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                               Russell E. Stingel
                             Chief Executive Officer
                              IEC ELECTRONICS CORP.
                                105 Norton Street
                                Newark, NY 14513
                            Telephone: (315) 331-7742
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                           Martin S. Weingarten, Esq.
                Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP
                                2400 Chase Square
                               Rochester, NY 14604


Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]
                                ---



                     CALCULATION OF REGISTRATION FEE

 Title of each class       Amount      Proposed      Proposed   Amount of
of securities to be        to be        maximum      Maximum    registration
     registered          registered    offering     Aggregate       fee
                                          per       Price (1)
                                        share(1)
--------------------------------------------------------------------------------
  Common Stock, par value   805,125     $20.3125    $16,354,102    $4,955.79
   $.01 per share           shares
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sale prices reported on the Nasdaq National Market on September 10, 1997.

                                   ----------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
----------
                              IEC ELECTRONICS CORP.
                              ---------------------

                         805,125 Shares of Common Stock


                         ===============================

      This Prospectus has been prepared in conjunction with the distribution of up to 805,125 shares of Common Stock, $.01 par value (the "Shares"), of IEC Electronics Corp. (the "Company" or "IEC") which are proposed to be sold from time to time by a selling shareholder (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. The costs and expenses of registering the Shares covered by this Prospectus will be paid by the Company.

      The Company's Common Stock is quoted on the Nasdaq National Market under the symbol IECE. On September 10, 1997 the last reported sale price for the Common Stock was $20.75 per share.

                                   ----------

   The Shares offered hereby involve a high degree of risk. See "Risk Factors."

                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
           OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

      The distribution of the Shares by the Selling Shareholder may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, on the Nasdaq National Market (or any exchange on which the Common Stock may then be listed), in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid by the Selling Shareholder. See "Selling Shareholder" and "Plan of Distribution."

The date of this Prospectus is September 12, 1997.

                       AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D. C. 20549, and at the Commission's following Regional Offices: Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. In addition, the Company's Common Shares are listed on the Nasdaq National Market, and the aforementioned materials may also be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.
C. 20006.

      The Company has filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto For further information with respect to the Company and such Common Stock offered hereby, reference is made to the Registration Statement and the exhibits, schedules and reports filed as part thereof. Statements contained in this Prospectus with respect to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each such instance reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 , the Company' Quarterly Reports on Form 10-Q for the quarters ended December 27, 1996, March 30, 1997 and June 27, 1997, the Company's Proxy Statement dated January 17, 1997 and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on December 30, 1992 are hereby incorporated by reference in this Prospectus, except as superseded or modified herein.

      All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Russell E. Stingel, Chief Executive Officer, at the Company's principal executive offices at 105 Norton Street, Newark, New York 14513(telephone (315) 331-7742).

                                   THE COMPANY

      IEC Electronics Corp. is an independent contract manufacturer of complex printed circuit board assemblies and electronic products and systems. The Company believes that it is a leader in the contract electronics manufacturing industry based upon its state-of-the-art manufacturing facilities, volume of production and quality of its services. Utilizing computer controlled manufacturing and test machinery and equipment, the Company provides manufacturing services employing surface mount technology ("SMT") and pin-through-hole ("PTH") interconnection technologies. The Company believes that, based upon its volume of production, it is one of the ten largest independent SMT contract manufacturers in the United States. As a full-service contract manufacturer, the Company offers it customers a wide range of manufacturing and management services, on either a turnkey or consignment basis, including design, material procurement and control, concurrent engineering services, manufacturing and test engineering support, statistical quality assurance, complete resource management and distribution. The Company's strategy is to cultivate strong manufacturing relationships with established original equipment manufacturers ("OEMs").

      IEC Electronics Corp., a Delaware corporation, is the successor by merger in 1990 to IEC Electronics Corp., a New York corporation which was organized in 1966. In June 1992, the Company acquired all of the then outstanding common stock of Calidad Electronics, Inc. ("Calidad"), located in Edinburg, Texas. In November 1994, the Company acquired all of the then outstanding common stock of Accutek, Inc. ("Accutek"), located in Arab, Alabama. As used herein, "Company" or "IEC" includes IEC Electronics Corp. and its subsidiaries, Calidad and Accutek, unless the context otherwise requires.

      The Company has achieved world-class ISO 9002 certification and IEC Electronics is ISO 9001 certified. This certification is an international quality assurance standard that most OEMs consider crucial in qualifying their contract manufacturers.

      The Company has received approval from the British Approvals Board for Telecommunication allowing it to provide manufacturing and test services to manufacturers producing telecommunication equipment destined for shipment to the European Common Market.

      The Company's executive offices are located at 105 Norton Street, Newark, New York 14513. Its telephone number is (315) 331-7742.

                                  RISK FACTORS

      In addition to the other information in this Prospectus or incorporated by reference herein, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the shares offered hereby. This Prospectus contains forward-looking statements that involve risks And uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below.

Customer Concentration; Dependence On The Electronics Industry

      A small number of customers are currently responsible for a significant portion of the Company's net sales. During the nine months ended June 27, 1997, the Company's ten largest customers accounted for 75.2% of consolidated net sales, and in the fiscal years 1996 and 1995, the Company's ten largest customers accounted for 74.8% and 76.4%, respectively of consolidated net sales. Compaq Computer Corporation ("Compaq"), historically the Company's largest customer accounted for 22.4%, 21.8% and 43.5%, respectively, of consolidated net sales for the nine months ended June 27, 1997, fiscal year 1996 and fiscal year 1995. For the first 9 months of 1997 and for the fiscal year 1996, respectively, Matrox Graphics Inc. ("Matrox") accounted for 22.4% and 13% of the Company's consolidated net sales. No customer other than Compaq accounted for over 10% of consolidated net sales during fiscal year 1995. The Company is dependent upon continued revenues from its top customers. The percentage of the Company's sales to its major customers may fluctuate from period to period. Significant reductions in sales to any of these customers could have a material adverse effect the Company's results of operations. The Company has no firm long-term volume purchase commitments from its customers, and over the past few years has experienced reduced lead-times in customer orders. In addition, customer contracts can be canceled and volume levels can be changed or delayed. The timely replacement of canceled, delayed or reduced contracts with new business cannot be assured. These risks are increased because a majority of the Company's sales are to customers in the electronics industry, which is subject to rapid technological change and product obsolescence. The factors affecting the electronics industry, in general, or any of the Company's major customers in particular, could have a material adverse effect on the Company's results of operations.

Management Of Growth; Geographic Expansion

      The Company has experienced substantial revenue growth over the last fiscal years, with net sales increasing from $43.2 million in fiscal 1992 to $179.7 million in fiscal year 1996 and $174.4 million in the first nine months of fiscal year 1997. In recent years, the Company has acquired facilities in Texas and Alabama. There can be no assurance that the Company's rate of revenue growth will continue. There can also be no assurance that the Company will successfully manage the integration of the Alabama and Texas acquisitions, or any other business it may acquire in the future. As the Company manages its existing operations and expands geographically, it may experience certain inefficiencies as it integrates new operations and manages geographically dispersed operations. In addition, the Company's results of operations could be adversely affected if any new facilities do not achieve growth sufficient to offset increased expenditures associated with geographic expansion. Should the Company increase its expenditures in anticipation of a future level of sales which does not materialize, its profitability would be adversely affected. On occasion, customers may require rapid increases in production which can place an excessive burden on the Company's resources.

Availability Of Components

      A substantial portion of the Company's net sales are derived from turnkey manufacturing in which the Company provides both materials procurement and assembly services. In turnkey manufacturing, the Company potentially bears the risk of component price increases, which could adversely affect the Company's gross profit margins. At various times there have been shortages of components in the electronics industry. If significant shortages of components should occur, the Company may be forced to delay manufacturing and shipments, which could have a material adverse effect on the Company's results of operations.

      Availability of customer-consigned parts and unforeseen shortages of components on the world market are beyond the Company's control and could adversely affect revenue levels and operating efficiencies.

Potential Fluctuations In Operating Results

      The Company's margins and operating results are affected by a number of factors, including product mix, additional costs associated with new projects, price erosion within the electronics industry, capacity utilization, price competition, the degree of automation that can be used in the assembly process, the efficiencies that can be achieved by the Company in managing inventories and fixed assets, the timing of orders from major customers, fluctuations in demand for customer products, the timing of expenditures in anticipation of increased sales, customer product delivery requirements, and increased costs and shortages of components or labor. The Company's turnkey manufacturing, which typically results in higher net sales and gross profits but lower gross profit margins than consignment assembly and testing services, represents a substantial percentage of net sales. All of these factors can cause fluctuations in the Company's operating results over time. Because of these factors, there can be no assurance that the Company's margins or results of operations will not fluctuate or decrease in the future.

Competition

      The electronics assembly and manufacturing industry is comprised of a large number of domestic and off-shore companies, several of which have achieved substantial market share. The Company also faces competition from current and prospective customers which evaluate its capacities against the merits of manufacturing products internally. The Company competes with different companies depending on the type of service or geographic area. Certain of the Company's competitors have broader geographic breadth. They also may have greater manufacturing, financial, research and development, and marketing resources than the Company. The Company believes that the primary basis of competition in its targeted markets is manufacturing technology, quality, responsiveness, the provision of value-added services, and price. To be competitive, the Company must provide technologically advanced manufacturing services, high product quality levels, flexible delivery schedules, and reliable delivery of finished products on a timely and price-competitive basis. The Company currently may be at a competitive disadvantage as to price when compared to manufacturers with lower cost structures, particularly with respect to manufacturers with facilities established where labor costs are lower.

Environment Compliance

      The Company is subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during its manufacturing process. Any failure by the Company to comply with present or future regulations could subject it to future liabilities or the suspension of production which could have a material adverse effect on the Company's business. In addition, such regulations could restrict the Company's ability to expand its facilities or could require the Company to acquire costly equipment or to incur other expenses to comply with environmental regulations.

Dependence On Key Personnel And Skilled Employees

      The Company's continued success depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain key personnel could have a material adverse effect on the Company. The Company's business also depends upon its ability to continue to attract and retain senior managers and skilled employees. Failure to do so could adversely affect the Company's operations.

Possible Volatility Of Market Price Of Common Stock

      The trading price of the common stock is subject to significant fluctuations in response to variations in quarterly operating results, general conditions in the electronics industry, and other factors. In addition, the stock market is subject to price and volume fluctuations which affect the market price for many high technology companies in particular, and which often are unrelated to operating performance.

                                 USE OF PROCEEDS

      All proceeds from the sale of the Shares to be sold pursuant to this Prospectus will be for the account of the Selling Shareholder. As a consequence, the Company will not receive any proceeds from the sale of the Shares offered by the Selling Shareholder.

                               SELLING SHAREHOLDER

      In connection with certain financing provided to the Company in September 1988, Signal Capital Corporation ("Signal") received warrants to purchase 1,225,625 shares of the Company's Common Stock, which Signal exercised in February 1993. Pursuant to a Warrant Agreement dated September 23, 1988, Signal received certain registration rights with respect to its shares. Eben S. Moulton, President of Signal, is a director of the Company.

      The following table summarizes certain information with respect to the Selling Shareholder:

----------------------------------------------------------------
Selling      Number of    Number of    Number of    Percent of
Shareholder  Shares       Shares       Shares       Shares
             Beneficially Registered   Beneficially Outstanding
             Owned Prior  Herein       Owned        After
             to Offering               After        Offering (2)
             (1)                       Offering
                                       (2)
----------------------------------------------------------------
Signal         805,125      805,125        -0-          --
Capital
Corporation
----------------------------------------------------------------

1)Information as of September 10, 1997
2)Assumes all shares registered herein are sold.

                              PLAN OF DISTRIBUTION

      The Shares may be sold from time to time by the Selling Shareholder or by pledgees, donees, transferees or other successors in interest. Such sales maybe made in any one or more transactions (which may involve block transactions) in the over-the-counter market, on the Nasdaq National Market, and any exchange in which the Company's Common Stock may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of Shares from whom they may act as agent (which compensation may be in excess of customary commissions).

      The Company has informed the Selling Shareholder that the anti-manipulative rules under the Exchange Act (Rules 10b-6 and 10b-7) may apply to its sales of Shares in the market. Also, the Company has informed the Selling Shareholder of the need for delivery of copies of the Prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

      In connection with such sales, the Selling Shareholder and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

      In order to comply with certain state securities laws, if applicable, the Shares will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.



                                  LEGAL MATTERS

      The validity of the issuance of the Shares being offered hereby will be passed upon for the Company by Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, Rochester, New York. Justin L. Vigdor, a partner of this firm, is a director of the Company. As of the date of this Prospectus, members of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP beneficially own 28,600 shares of Common Stock.

                                     EXPERTS

      The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended September 30, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

      No person is authorized to give any information or to make any representation, other than those contained in or incorporated by reference in this Prospectus, and any information or representations not contained in or incorporated by reference in this Prospectus must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities under any circumstances where such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

           Set forth below is an estimate of the fees and expenses payable by the Registrant in connection with the Offering:

            Securities and Exchange Commission
            registration fee.......                      $4,955.79
            Legal fees and expenses....................   5,000.00
            Accounting fees and expenses...............   3,000.00
            Miscellaneous..............................      44.21
                                                             -----
            TOTAL...................................... $13,000.00


Item 15.   Indemnification of Directors and Officers

           Section 145 of the Delaware General Corporation Law (the "DGCL"), as amended, gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation.

           The Amended and Restated Certificate of Incorporation of the Registrant contains provisions that eliminate the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit.

           The Amended and Restated Certificate of Incorporation of the Registrant contains provisions to the general effect that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any threatened, pending or contemplated legal proceeding to which he may be made a party or with which he may become involved by reason of being or having been an officer or director of the Registrant or of any other organization at the request of the Registrant. Such indemnification is authorized to the full extent permitted by the DGCL.

           The Registrant has entered into an indemnity agreement with each officer and director to provide contractual assurance that the protection afforded by the Company's by-laws and Restated Certificate of Incorporation will be available regardless of changes in the Registrant's charter documents or change in control of the Registrant.

           The by-laws of the Registrant contain a provision permitted by the DGCL that provides that directors and officers will be indemnified by the Registrant to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Registrant.

           The Registrant maintains an officers' and directors' liability insurance policy insuring the covered individuals against acts or omissions taken by such persons in their capacities as officers or directors.

Item 16.   Exhibits

   Exhibit No.                        Title
   -----------                       -------

       4.1 Form of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-56498)

       5.1        Opinion of Boylan, Brown, Code, Fowler,
                  Vigdor & Wilson, LLP.

      23.1        Consent of Boylan, Brown, Code, Fowler,
                  Vigdor & Wilson, LLP (contained in Exhibit
                  5.1 to the Registration Statement).

      23.2        Consent of Arthur Andersen LLP.

       24         Power of Attorney (included on Page II-4).

Item 17.   Undertakings

           (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (iii)  To  include  any  material  information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans' annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Indemnification for Liabilities Arising Under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by any director, officer or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the Village of Newark, State of New York on September 11, 1997.

                                    IEC ELECTRONICS CORP.


                               By:  /s/   Russell E. Stingel
                                    Russell E. Stingel
                                    Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RUSSELL E. STINGEL and JUSTIN L. VIGDOR, or any one of them, as true and lawful attorneys-in-fact, each with full power and authority to act as such without the other, and with full power of substitution, for him and in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the undersigned hereby ratifying and confirming all that said attorneys-in-fact, or any of them or his substitute or substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                               Date


/s/ Russell E. Stingel     Director, Chairman of the         September 11, 1997
----------------------     Board and Chief Executive Officer
Russell E. Stingel

/s/ Timothy J. Kennedy    Vice President, Chief              September 11, 1997
----------------------    Financial Officer and
Timothy J. Kennedy        Treasurer(Principal Financial
                          and Accounting Officer)


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

/s/ David J. Beaubien               Director                 September 11, 1997
----------------------
David J. Beaubien


/s/ Thomas W. Folger                Director                 September 11, 1997
--------------------------
Thomas W. Folger


/s/ W. Barry Gilbert                Director                 September 11, 1997
--------------------------
W. Barry Gilbert


/s/ Robert P. B. Kidd               Director                 September 11, 1997
---------------------
Robert P. B. Kidd


/s/ Eben S. Moulton                 Director                 September 11, 1997
--------------------------
Eben S. Moulton


/s/ Justin L. Vigdor                Director                 September 11, 1997
--------------------------
Justin L. Vigdor


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